UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2018
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR.

On February 8, 2018, the Board of Directors (the “Board”) of Sensient Technologies Corporation (the “Company”) amended Sections 3.2(a) and 3.9 of the Company’s Amended and Restated By-laws (the “By-Laws”), effective immediately.  The amendment to Section 3.2(a) of the Company’s By-Laws provides for a range (rather than a fixed number) of directors on the Board, with the exact number determined by the Board from time to time.  The amendment to Section 3.9 of the Company’s By-Laws adds an informational requirement for a shareholder’s notice of intent to nominate a director or directors at an Annual or Special Meeting.

The Company’s Corporate Governance Guidelines were also amended on February 8, 2018 to make a conforming change with respect to the number of directors and to restate the Company’s Director Qualification Standards.

The By-Laws and Corporate Governance Guidelines, as amended, were promptly posted on the Company’s website, www.sensient.com.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the Sensient Technologies Corporation Amended and Restated By-Laws as amended February 8, 2018, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 3.2:	Sensient Technologies Corporation Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Vice President, General Counsel and Secretary

Date:	February 9, 2018

EXHIBIT INDEX

Exhibit 3.2:	Sensient Technologies Corporation Amended and Restated By-Laws.